UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Vaxart, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 13, 2024 (the “Original Report”). The Original Report was filed, among other things, to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders held on June 11, 2024 (the “Annual Meeting”) pursuant to Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In the Original Report, the Company disclosed the voting results for the proposals submitted to a stockholder vote at the Annual Meeting. The Company subsequently learned of a calculation error in the results reported to the Company for Proposal No. 2 (regarding the adoption of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares) and the Company’s outside voting tabulation firm provided corrected voting results for Proposal No. 2. Although the corrected voting results do not change the outcome for Proposal No. 2, the Company is filing this amendment to the Original Report to provide the corrected information received from its outside voting tabulation firm.

Proposal 2. Stockholders approved the adoption of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 250,000,000 shares to 350,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,936,013	21,134,398	491,543	47,701,989

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: June 20, 2024
	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer